Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "MASTERWORKS SERIES 001, LLC", CHANGING ITS NAME FROM "MASTERWORKS SERIES 001, LLC" TO "MASTERWORKS VAULT 1, LLC", FILED IN THIS OFFICE ON THE FIRST DAY OF DECEMBER, A.D. 2022, AT 11:50 O`CLOCK A.M.

Jeffrey W. Bullock, Secretary of State

7129235 8100
SR# 20224146655

Authentication: 204984936
Date: 12-01-22

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:50 AM 12/01/2022
FILED 11:50 AM 12/01/2022
SR 20224146655 - File Number 7129235

CERTIFICATE OF AMENDMENT
TO THE CERTIFICATE OF FORMATION
OF
MASTERWORKS SERIES 001, LLC

Masterworks Series 001, LLC (the "Company") a limited liability company organized and existing under and by virtue of Section 18-201 and 215 of the Delaware Limited Liability Company Act (the "Act") does hereby certify:

1. The name of the limited liability company (the "Company") formed hereby is:

   Masterworks Series 001, LLC

2. The Certificate of Formation of the Company is hereby amended by deleting Article First in its entirety and replacing it with the following new Article:

   FIRST: The name of the limited liability company is:

   Masterworks Vault 1, LLC

3. The certificate of formation of the Company is hereby amended by adding Article Fourth; to read as follows:

   FOURTH: Subject to the terms of the Company's Limited Liability company agreement (as amended from time to time, the "LLC Agreement"), Notice is hereby given that the LLC Agreement, pursuant to Section 18-215(b) of the Act, the Company has or may establish one or more designated series and that the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series of the Company shall be enforceable against the assets of such series only and not against the assets of the Company generally or any other series thereof, and, unless otherwise provided in the limited liability company agreement of the Company, none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Company generally or any other series thereof shall be enforceable against the assets of such series.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment as of the date first written above.

Dated: December 1, 2022

Priya Soni
Priya Soni (Dec 1, 2022 11:00 EST)

Priya Soni, Legal Counsel